UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐



If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2019, the Board of Directors (the “Board”) of Capstone Turbine Corporation (“the Company”) voted to increase the size of the Board from seven directors to eight directors and appointed Denise Wilson to the Board to fill the resulting vacancy. Ms. Wilson will serve as a member of the Company’s Nominating and Corporate Governance Committee and Compensation Committee.

From July 2011 to January 2016, Ms. Wilson served as Executive Vice President and President, New Business of NRG Energy, Inc., an independent power company with generation, energy retail business and cleantech ventures (“NRG”). From September 2008 to July 2011, Ms. Wilson served as Executive Vice President and Chief Administrative Officer of NRG. Prior to September 2008, Ms. Wilson served as Executive Vice President, Human Resources for Nash-Finch Company, a national food distributor, and in various roles at NRG from 2000-2007. Ms. Wilson holds a Masters in Industrial Relations from the University of Minnesota.

Ms. Wilson’s term as a director will continue until the next annual meeting of the Company’s stockholders to be held in 2020 (the “Annual Meeting”), when at which time she will stand for re-election. After review of Ms. Wilson’s experience and qualifications, the Company’s Nominating and Corporate Governance Committee recommended Ms. Wilson to the Board for approval.

As a non-employee director, Ms. Wilson will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Ms. Wilson will receive, among other things, annual compensation of $35,000 for her service on the Board and an annual grant of restricted stock units (“RSU”) with a market value of approximately $50,000, based on the value of the Company’s Common Stock on the date of grant. These RSUs will be granted on the date of the Annual Meeting with one year vesting. In addition, Ms. Wilson will receive an initial grant of prorated RSUs with a market value of $41,667 that will vest in one year from the grant date. The Company has also entered into its standard form of Indemnification Agreement with Ms. Wilson in connection with her appointment to the Board.

There are no arrangements or understandings between Ms. Wilson, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Wilson was selected as a director. Ms. Wilson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 20, 2019, the Company issued a press release announcing the appointment of Ms. Wilson to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

r
Exhibit Number	Description
99.1	Press Release of Capstone Turbine Corporation, dated November 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: November 20, 2019	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer